EMPLOYMENT AGREEMENT
                              --------------------


     THIS EMPLOYMENT AGREEMENT (the "Agreement") made and entered into effective as of the first day of August 11, 2003, by and between Eye Care Centers of America, Inc., a Texas corporation (the "Company"), or its assigns, and James J. Denny ("Employee");

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company desires to employ executive on the terms and conditions set forth below; and

     WHEREAS, Employee desires to serve in the employment of the Company on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1.     Employment.  The Company hereby employs Employee and Employee hereby
            -----------
accepts  such  employment,  upon  the  terms  and  conditions  set forth herein.

     2.     Term.  The  term of this Agreement shall commence on the date hereof
            ----
(the "Effective Date") and shall terminate on August 11, 2004 subject to earlier termination and extension as hereinafter provided (the "Term"). Thereafter, and subject to Section 8(d), this Agreement shall automatically renew for successive one-year terms unless either party gives written notice of its election not to renew at least thirty (30) days prior to the end of the then current period. In the event of such extension, all of the terms and conditions of this Agreement shall remain in full force and effect.

     3.     Duties.  During  the  Term,  employee agrees that he will devote his
            ------
full business time, attention and energies to the business of the Company and its subsidiaries and affiliates, if applicable, and to the performance of his duties hereunder, and shall not engage in any other business, profession, or occupation for compensation or otherwise.


     4.     Compensation.
            ------------

     (a)     Base  Compensation.  During the term of this Agreement, the Company
             ------------------
shall pay to Employee a salary at an annual rate of not less than $195,000 (the "Base Salary"). The Base Salary shall be reviewed by the Board from time to time as the Board deems appropriate. The Base Salary shall be payable during the Term in substantially equal installments not less frequently than monthly in accordance with the Company's standard payroll policy or in such other installments as the parties may mutually agree.

     (b)     Bonus.  Employee  shall  be  eligible  to earn a bonus based upon a
             -----
bonus plan to be determined from time to time by the Company for each fiscal year.

(c)     Reimbursement  of  Expenses;  Automobile.  The  Company  shall reimburse
        ----------------------------------------
Employee, in accordance with the Company's policy in effect from time to time, for all reasonable travel, entertainment and other business expenses incurred by Employee in the performance of his duties and responsibilities hereunder.
Employee will receive an automobile allowance of $500 per month and will be reimbursed for his reasonable automobile insurance costs in accordance with the Company's automobile allowance policy.

(d)     Stock Option Plan.  Employee shall be eligible to participate in the Eye
        -----------------
Care Centers of America, Inc.'s Executive Stock Option Plan, and his rights with respect to options granted to him thereunder shall be governed solely by the terms of such plan, as it may be in effect from time to time, and the terms of the Stock Option Agreement evidencing the grant of such options.

(e)     Net  Payments.  The  amount  of  any gross payments provided for in this
        -------------
Agreement shall be paid net of any applicable withholding required under federal, state or local law.

     5.     Benefits.  Employee  shall  be entitled to receive the benefits made
            --------
available  or  applicable  from  time  to  time to the employees of the Company;
provided, however, that the receipt of such benefits by Employee shall be subject to the Company's eligibility and enrollment requirements pertaining to such benefit programs.

     6.     Confidentiality  and  Competitive  Activities.
            ---------------------------------------------

     (a)     Confidentiality.  Employee  acknowledges that during his employment
             ---------------
with the Company, the Company has and will continue to disclose to him the confidential affairs and proprietary information of the Company and its subsidiaries and affiliates which is developed by and belongs to the Company and its subsidiaries and affiliates, including matters of a business nature such as information about costs, profits, markets, sales, trade secrets, potential patents and other business ideas, customer lists, supplier and vendor lists, plans for future developments and/or acquisitions, and information of any other kind not known within the optical retail industry generally (collectively, "Confidential Matters"). Employee further acknowledges that the Company would not hire Employee or disclose these Confidential Matters to Employee without the promises made by Employee in this Section 6. In light of the foregoing, Employee agrees:

          (i) To keep secret all Confidential Matters of the Company and of any subsidiaries and affiliates of the Company, and not to disclose them to anyone outside of the Company or its subsidiaries or affiliates, or otherwise use them or use his knowledge of them for his own benefit or for the benefit of any third party, including, without limitation, use of the trade secrets, trade names or trademarks of the Company, either during or after the Term, except with the Company's prior written consent; and

          (ii) To deliver promptly to the Company at the termination of the Term, or at any time the Company may request, all memoranda, notices, records, reports and other documents (and all copies thereof) relating to the business of the Company or any of its subsidiaries or affiliates, including, but not limited to, Confidential Matters, which he may then possess or have under his control.

Notwithstanding any of the foregoing, the term "Confidential Matters" does not include information which (i) is or becomes generally available to the public other than as a result of any disclosure by Employee or (ii) Employee is compelled to disclose by judicial or administrative process; provided, that in the case of any such requirement or purported requirement Employee shall provide written notice to the Company prior to producing such information, which notice shall be given at least ten (10) days prior to the producing such information, if practicable, so that the Company may seek a protective order or other appropriate remedy.

     (b)     Competitive  Activities.  Employee  expressly  recognizes  and
             -----------------------
acknowledges that the terms and condition of this Section 6(b) are reasonable as to time, area and scope of restricted activity, necessary to protect the legitimate interests of the Company, and are not unduly burdensome to Employee. For a period commencing on the Effective Date and ending twelve (12) months following the effective date of a termination of Employee's employment (for any reason whatsoever other than termination by the Company without Cause or if the Company elects not to renew the Term as provided in Section 2 hereof), Employee shall not, without the written consent of the Company, directly or indirectly (whether for compensation or otherwise), alone or as officer, director, stockholder (excepting not more than 1% stockholdings for investment purposes in securities of publicly held and traded companies), partner, associate, employee, agent, principal, trustee, salesman, consultant, capacity, take any action in or participate with or become interested in or associated with the companies commonly referred to as Cole/Pearl, Lenscrafter or Walmart (or any successor thereto). (Such activities are hereinafter referred to as the "Competitive Activities").

     (c)     Antisolicitation.  Employee  agrees  that  during  the Term of this
             ----------------
Agreement, and for a period of two (2) years thereafter, he will not influence or attempt to influence customers (including customers with respect to managed care plans), vendors or suppliers of the Company or any of its present or future direct or indirect subsidiaries or affiliates, either directly or indirectly, to divert their business from the Company or any of its direct or indirect subsidiaries or affiliates to any individual, partnership, firm, corporation or other entity then in competition with the business of the Company or any subsidiary or affiliate of the Company; provided this prohibition shall not apply to general advertisements in newspaper or other widely distributed publications, media, or mail, whether electronic or otherwise.

(d)     Soliciting  Employees.
        ---------------------

(i) Employee agrees that during the Term of this Agreement, and for a period of two (2) years thereafter, he will not, without the prior written consent of the Company, directly or indirectly engage in efforts to induce any employees of the Company to terminate their employment for the purpose of being employed by another business entity and shall not directly or indirectly employ, or offer employment to any such person in any activity unless such person shall have ceased to be employed by the Company and such cessation of employment shall have occurred at least twelve (12) months prior thereto.

(ii) Employee agrees that during the Term of this Agreement, and for a period of two years thereafter, he will not disclose the names or positions of any of the Employer's employees to any business, including but not limited to employment agencies, executive search firms or similar personnel placement businesses.

     (e)     Comments  Regarding  Employer.  Employer  and  Employee  agree that
             -----------------------------
during Employee's employment and following Employee's separation from employment with Employer, Employee will not defame, disparage or in any way malign
Employer, its officers, directors or past and present employees to anyone, including but not limited to prospective employers, competitors, vendors or suppliers to the Employer, and current or former employees of the Employer. Employer agrees that it will not defame, disparage or malign Employee in any way to any third party.


7.     Remedies  for Breach.  In addition to the rights and remedies provided in
       --------------------
Section 14, and without waiving the same if Employee breaches, or threatens to breach, any of the provisions of Section 6, the Company shall have the following rights and remedies, in addition to any others, each of which shall be independent of the other and severally enforceable:

      (i) The right and remedy to have such provisions specifically enforced by any court having equity jurisdiction together with an accounting for any benefit or gain by Employee in connection with any such breach. Employee specifically acknowledges and agrees that any breach or threatened breach of the provisions of Section 6 will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. Such injunction shall be available without the posting of any bond or other security.

     (ii) The right and remedy to require Employee to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (hereinafter collectively the "Benefits") derived or received, directly or indirectly, by Employee as a result of any transactions constituting a breach of any of the provisions of Section 6, Employee hereby agreeing to account for and pay over the Benefits to the Company.

     (iii)     The  right to terminate Employee's employment pursuant to Section
8(c).

(iv) Upon discovery by the Company of a breach or immediate and material threatened breach of Section 6, the right to immediately suspend payments to Employee under Section 8, pending a resolution of the dispute.

     If any covenant contained in Section 6 or any portion thereof is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants contained therein, which shall be given full effect, without regard to the invalid portions, and any court having jurisdiction shall reform the covenant to the extent necessary to cause the limitations contained therein as to time, geographical area and scope of activity to be restrained to be reasonable and to impose a restraint that is not greater than necessary to protect the goodwill and other business interest of the Company and to enforce the covenant as reformed. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Section 6 upon the courts of any state or other jurisdiction in which any alleged breach of any such covenant occurs. If the courts of any of one or more of such states or other jurisdictions shall hold such covenants not wholly enforceable by reason of the scope thereof or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other states or jurisdictions as to breaches of such covenants in such other respective states or jurisdictions, and the above covenants as they relate to each state or jurisdiction being, for this purpose, severable into diverse and independent covenants.

     8.     Termination  of  Agreement.
            --------------------------

     (a)     Death.  This Agreement shall automatically terminate upon the death
             -----
of Employee. During the Term, if Employee's employment is terminated due to his death, Employee's estate shall be entitled to receive the Base Salary set forth in Section 4 accrued through the date of death; provided, however, Employee's estate shall not be entitled to any bonus payments (except as otherwise provided in the applicable bonus plan) or any other benefits (except as provided by law).

     (b)     Disability.  If  Employee  is  unable  to  perform  his services by
             ----------
reason of mental or physical Disability (as herein defined), the Company may terminate this Agreement at any time. Upon termination of Employee's employment due to Disability, Employee shall be entitled to receive the Base Salary set forth in Section 4 accrued through the date on which Employee is first eligible to receive payment of disability benefits under the employee benefit plans as then in effect, and if no such plan is in effect, through the month ending one hundred eighty (180) days after onset of Disability and Employee shall not be entitled to any bonus payments (except as otherwise provided in the applicable bonus plan) or any other benefits (except as provided by law). The term "Disability" shall mean an infirmity preventing Employee from performing his duties for a period of more than three (3) consecutive months where no reasonable accommodation is available or where a reasonable accommodation would create an undue burden on the Company. Any question as to the existence of the Disability of Employee as to which Employee and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Employee and the Company. If the Employee and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Employee shall be final and conclusive for all purposes of the Agreement.

     (c)     Termination For Cause.  The Company may terminate this Agreement at
             ---------------------
any time for "Cause" in accordance with the procedures provided below. Termination of this Agreement for "Cause" shall mean termination upon (i) the breach of any material provision of this Agreement by Employee which has not been rectified or cured within 30 days after notice by the Company to the Employee containing in reasonably specific detail the violation or breach and the necessary corrective action to rectify or cure such violation or breach,
(ii) commission of an act punishable by imprisonment, (iii) willful failure to substantially perform his duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness) which has not been rectified or cured within 30 days after notice by the Company to the Employee containing in reasonably specific detail the acts or omissions complained of and the necessary corrective action to rectify or cure the matters set forth in such notice; provided, however, if the actions or omissions that are the subject of such notice are substantially similar to acts or omissions with respect to which the Employee has received notice hereunder within the prior 12 months and had an opportunity to cure or rectify, the Employee shall not be entitled to such notice and opportunity to cure, (iv) the engaging by Employee in conduct that is materially injurious to the Company, monetarily or otherwise, including, without limitation, embezzlement, fraud, theft, dishonesty, misfeasance, insubordination, malfeasance, and neglect of duties, (v) violation of the Company's code of conduct or any material violation or repeated violations by Employee of the other policies and procedures promulgated from time to time by the Company, or (vi) current alcohol or drug abuse by Employee. In the event of termination of Employee's employment for Cause, Employee shall be entitled to receive only the Base Salary set forth in Section 4 accrued through the date of termination and he shall not be entitled to any bonus payments or other benefits (except as provided by law).

     (d)     Other  Termination  by the Company.  The Company may terminate this
             ----------------------------------
Agreement at any time without "Cause" by providing written notice to Employee. If the Company terminates this Agreement at any time without Cause (i.e., other than pursuant to Section 8(b) or 8(c) above), or the Company elects not to renew the Term as provided in Section 2 hereof, the Company shall continue to pay
Employee his Base Salary for a period of NINE months following the date of termination of employment, the timing and manner of such payments to be in accordance with the salary payment arrangements in effect at the time of such termination. Employee shall be required to comply with Section 6. It shall be a condition precedent of payment to Employee of such continued payments pursuant to this subsection (d) that the Employee execute a full and complete release of the Company, each of its subsidiaries, affiliates and their respective past, present and future officers, directors, employees, consultants, attorneys, agents and shareholders, in form and substance reasonably acceptable to the Company, of any claims Employee may have against any of them, to the extent such claims arise from Employee's employment hereunder. Notwithstanding any provision in this Agreement to the contrary, the Company's obligations to make payments pursuant to this Section 8(d) shall immediately terminate in the event that the Employee engages in any of the Competitive Activities (even if Section 6(b) is not applicable due to termination of employment without Cause).

     (e)     Termination  by  Employee.  Employee  may  terminate this Agreement
             -------------------------
upon thirty (30) days prior written notice to the Company. Termination shall be effective at the expiration of the notice period. All obligations of the Company under this Agreement shall end on the effective date of termination and the Company shall have no further obligations under this Agreement, including, but not limited to payment of salary, bonuses or any similar compensation or benefits. Notwithstanding the notice provided by Employee, the Company, in its sole discretion, may choose to accept Employee's resignation immediately. In that event, the Company's only obligation to Employee will be to pay the Base Salary Employee would have received during the notice period.

     (f)     Mitigation.  Employee  shall not be required to mitigate the amount
             ----------
of any payment or benefit to be provided pursuant to Section 8(d) ("Severance") by seeking other employment. However, anything in this Agreement notwithstanding, if Employee provides services for other than de minimus pay to anyone other than the Company or any of its subsidiaries or affiliates ("Third Party Services") during a period in which he is receiving such Severance (the "Severance Period"), the amount of Severance to be paid to Employee with respect to such Severance Period shall, beginning on the date such payment for Third Party Services is received by employee, be reduced by the lesser of (i) fifty percent (50%) of such Severance payment, or (ii) fifty percent (50%) of such payment for Third Party Services rendered.

     9.     Effect  of  Termination.  Upon  the  termination  of this Agreement,
            -----------------------
whether  by  the  expiration  of  the Term specified in Section 2 or pursuant to
Section 8, the rights of Employee which shall have accrued prior to the date of such termination shall not be affected in any way.

Except as provided in Section 8(d), Employee shall not have any rights which have not previously accrued upon termination of this Agreement.

10.     Communications.  All  notices  and  other  communications  under  this
        --------------
Agreement  shall  be in writing and shall be deemed to have been duly given when
(a) delivered by hand (with written confirmation of receipt), (b) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the respective addresses set forth below, or to such other addresses as either party may have furnished to the other in writing in accordance herewith, except that notice of a change of address shall be effective only upon actual receipt; to the Company: the Company, at c/o Eye Care Centers of America, Inc., 11103 West Avenue, San Antonio, Texas 78213-1392,for the attention of Dave McComas, Chief Executive Officer; and to
Employee:  James  J.  Denny  142 Peruvian Avenue #104 Palm Beach, Florida 33480.

     11.     Amendments  or  Additions.  No  amendments  or  additions  to  this
             -------------------------
Agreement  shall  be binding unless in writing and signed by all parties hereto.

     12.     Binding  Effect;  Assignability.  This  Agreement  shall be binding
             -------------------------------
upon, and shall inure to the benefit of, Employee; the obligations of Employee hereunder are personal and this Agreement may not be assigned by Employee. This Agreement is completely assignable by the Company without notice to or consent of Employee. This Agreement shall be binding upon, and shall inure to the benefit of, the Company and shall also bind and inure to the benefit of any successor of the Company by merger or consolidation or any assignee of all or substantially all of its properties.

     13.     Headings;  References.  The  headings  used  in  this Agreement are
             ---------------------
included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement. References to a "Section" when used without further attribution shall refer to the particular sections of this Agreement.

     14.     Binding  Arbitration.  Subject  to  the rights of any party to seek
             ---------------------
injunctive relief pursuant to Section 7 above and without waiving the same, the parties agree that all disputes, controversies or claims that may arise among them (including their agents and employees), arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be submitted to, and determined by, binding arbitration. Such arbitration shall be conducted before a single arbitrator pursuant to the Commercial Arbitration Rules then in effect of the American Arbitration Association, except to the extent such rules are inconsistent with this Section 14. The arbitrator shall apply the laws of the State of Texas (without regard to conflict of law rules) in determining the substance of the dispute, controversy or claim and shall decide the same in accordance with applicable usages and terms of trade. The fees of the arbitration initially shall be paid one-half by the Company and one-half by Employee; provided, however, that the prevailing party in any such arbitration shall be entitled to recover its reasonable attorneys' fees, costs and expenses incurred in connection with the arbitration. Any award pursuant to such arbitration shall be final and binding upon the parties, and judgment on the award may be entered in any federal or state court sitting in any court having jurisdiction. The obligations set forth in this Section 14 shall survive the termination of this Agreement. THE COMPANY AND EMPLOYEE EACH KNOWINGLY AND VOLUNTARILY GIVE UP ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE, CLAIM OR CONTROVERSY WHICH MAY ARISE BETWEEN THEM.

     15.     Miscellaneous.  No  provision  of  this  Agreement may be modified,
             -------------
waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas without regard to its conflicts of law principles.

     16.     Surviving Provisions.  The obligations of the Company under Section
             --------------------
8,  of  Employee  under  Section  6,  and of both the Company and Employee under
Section  14  shall  survive  the  expiration  of  the  Term  of  this Agreement.

     17.     Entire  Agreement.  This  Agreement  shall  constitute  the  entire
             -----------------
agreement between the parties superseding all prior agreements and all other negotiations, letter of intent, memoranda of understandings, and representations (if any) made by and among such parties, and may not be modified or amended, and no waiver shall be effective, unless by written document signed by both parties hereto. Notwithstanding its foregoing, the parties agree that the provisions of
Section 6 shall be in addition to, and shall not supersede, similar provisions contained in the Stock Purchase Agreement. The Company and Employee have each had an opportunity to consult with counsel of their choice regarding the terms and conditions of this Agreement, and each understands the consequences of entering into and complying with the terms and conditions of the Agreement.

     18.     Pronouns.  In this Agreement, the use of any gender shall be deemed
             --------
to include all genders, and the use of the singular shall include the plural, wherever it appears appropriate from the context.

     19.     Enforcement  Costs.  If  any  legal  action  or  other  proceeding,
             ------------------
including arbitration, is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees, court costs and all expenses even if not taxable as court costs, incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

     20.     Severability.  The  provisions  of  this  Agreement shall be deemed
             ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. Except that to the extent any court determines that Section 6 is invalid or unenforceable, in this event the Company shall be relieved of its payment obligations to Employee under Section 8.

     21.     Indemnification.  Employee shall be entitled to indemnification, in
             ---------------
has capacity as an officer of the Company in accordance with the provisions of the Company's certificate of incorporation, bylaws or actions of the Board, as the same shall be in effect from time to time, and Employee shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its officers or directors.

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     22.     Counterparts.  This  Agreement  may  be  executed  in  one  or more
             ------------
counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

                             Eye  Care  Centers  of  America,  Inc.


                              By:  ___________________________
                                  Dave  McComas
                                  Chief  Executive  Officer


                              EMPLOYEE:


                              _______________________________
                              James  J.  Denny

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